UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 12, 2011 (April 12, 2011)
SIRIUS XM RADIO INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34295	52-1700207

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Avenue of the Americas, 36th Fl., New York, NY	10020

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 584-5100
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On April 12, 2011, Liberty Radio, LLC, a subsidiary of Liberty Media Corporation, appointed Ms. Vanessa A. Wittman and Mr. Carl E. Vogel to our board of directors. Liberty Radio, LLC, as the holder of our convertible perpetual preferred stock, series B-1, is entitled to appoint and elect a number of members of our board directors proportional to its ownership level in the Company. Liberty Radio, LLC previously appointed John C. Malone, Gregory B. Maffei and David J.A. Flowers to our board of directors. With the addition of Ms. Wittman and Mr. Vogel our board will be comprised of thirteen members.
     Ms. Wittman and Mr. Vogel have been determined by the Nominating and Corporate Governance Committee of our board of directors to be independent directors within the meaning of The NASDAQ Marketplace Rules. Ms. Wittman is expected to be appointed to the Audit Committee of our board, and Mr. Vogel is anticipated to be appointed to the Compensation Committee and the Nominating and Corporate Governance Committee of our board.
     Vanessa A. Wittman, age 43, is Executive Vice President and Chief Financial Officer of Marsh & McLennan Companies, Inc. (“MMC”), a professional services company providing advice and solutions in the areas of risk, strategy, and human capital. Prior to joining MMC in September 2008, Ms. Wittman was Chief Financial Officer and Executive Vice President of Adelphia Communications Corp., a cable television company, from 2003 to 2007. Prior to Adelphia, Ms. Wittman served as Chief Financial Officer of 360networks, a wholesale provider of telecommunications services. She also has held positions with Microsoft, Metricom Inc. and Morgan Stanley & Co. Incorporated. Ms. Wittman serves as a director of kgb, an independent provider of directory assistance and enhanced information services. Ms. Wittman also served on the board of directors of Infospace, an internet search services company, from January 2003 to January 2008.
     Carl E. Vogel, age 53, is currently a member of the board of directors of Dish Network Corporation, a satellite television provider, and a senior advisor to its Chairman, CEO and President. He served as President of Dish Network Corporation from September 2006 until February 2008 and served as Vice Chairman from June 2005 until March 2009. From October 2007 until March 2009, Mr. Vogel served as the Vice Chairman of the board of directors of, and as a Senior Advisor to, EchoStar Communications Corporation. From 2001 until 2005, Mr. Vogel served as the President and CEO of Charter Communications Inc., a cable television and broadband services provider. Prior to joining Charter, Mr. Vogel worked as an executive officer in various capacities for companies affiliated with Liberty Media Corporation or its predecessor. Mr. Vogel is a member of the boards of directors and audit committees of Shaw Communications, Inc., a diversified communications company providing broadband cable and direct-to-home satellite services in Canada, Universal Electronics, Inc., a provider of wireless control technology for connected homes, NextWave Wireless Inc., a wireless technology company that develops, produces, and markets mobile multimedia and consumer electronic solutions, and is a member of the board of directors, audit committee and executive committee of Ascent Media Corporation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIRIUS XM RADIO INC.
	By:	/s/ Patrick L. Donnelly
Patrick L. Donnelly
Dated: April 12, 2011		Executive Vice President, General Counsel and Secretary

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